May 1, 1998


            Mr. James E. Essany
            German American Bancorp
            711 Main Street
            P O Box 810
            Jasper, IN  47547-0810
                 RE:  Incentive Stock Option Agreement

            Dear Mr. Essany:
                 The Stock Option Committee of the Board of Directors of
            German American  Bancorp (the  _Corporation_ ),  pursuant to section 7 of the GAB Bancorp 1992 Stock Option Plan (the _ Plan_ ), hereby grants to you, in replacement of a portion of the shares covered by your options dated April 20, 1993 and January 15, 1997, which has been exercised in part as of this date, a replacement option (the _Option_ ), which Option shall have the following terms and conditions, in addition to those provided in the Plan:
                 1. NumberseofPrShares:e$31.1,155ershares,,e subjectteto
                    adjustmentdassprovidedpinethetPlan.
0e noon,atJasper
                    time,eonoAprilf19,o2003.
he date of this Option, and
                    shall be cancel
                 The  Option,  which  is  intended   to  qualify  as  an
            _ incentive stock option_ within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, shall be in all respects limited and conditioned as provided in the Plan. A copy of the Plan is enclosed with this letter. During your lifetime, the Option will be exercisable only by you. Neither the Option nor any right thereunder may be transferred other than by will or the laws of descent and distribution. Exercise of the Option shall be subject to your making the representations set forth below and any representations to such other matters as the Committee, in its discretion, may determine to be necessary or advisable to evidence compliance with requirements under the Securities Act of 1933, as amended, or state securities laws for registering or exempting from registration any offer of sale of the Corporation's securities pursuant to the Plan.

                                    Exhibit 10.1
                 This letter, upon your delivery of  an executed copy to
            the Corporation, shall constitute a binding incentive stock option agreement between your the Corporation.

                                          Very truly yours,

                                          GERMAN AMERICAN BANCORP

                                          BY THE STOCK OPTION COMMITTEE
                                          OF THE BOARD OF DIRECTORS

                                          BY:


                                          By/s/Joseph     F.    Steurer
                                          Chairman  of the  Stock Option
            Committee

                            ACKNOWLEDGMENT AND AGREEMENT
                 I hereby acknowledge receipt of this letter granting me
            the above Option as well as receipt of a copy of the Plan, and I acknowledge and agree to be bound by the following:
                 1. I have received a copy of the Plan and agree to be bound by the terms and conditions set for the therein.
                 2. The Common Shares subject to the Option are being offered pursuant to the _ private offering_ exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the _ 1933 Act_ ). In that connection, I agree that I will acquire Common Shares pursuant to this Option for investment purposes for my own account without any view to redistribute them to others. Further, I agree not to sell, pledge, hypothecate, or otherwise transfer Common Shares acquired pursuant to the Option except upon delivery to the Corporation of an opinion of counsel or such other evidence as may be satisfactory to the Corporation that such transfer is exempt from registration under the 1933 Act, as amended, applicable state securities laws, or any rule or regulation promulgated thereunder.
                 3.   The  certificates  evidencing the  Common  Shares,
            including   both   originally    and   subsequently   issued
            certificates, will  bear a restrictive  legend substantially as follows:
                 The Common Shares  represented by this certificate
                 have not been registered  under the Securities Act
                 of 1933, as amended, or the securities laws of any
                 state  and   have  been  acquired  in   a  private
                 offering.    Sales, pledges,  hypothecations,  and
                 other  transfers of  the Common  may be  made only
                 upon delivery to the Corporation  of an opinion of
                 counsel  or   other evidence  satisfactory to  the
                 Corporation that such transfer is exempt from registration under the Securities Act of 1933, as amended, applicable state securities laws, or any rule or regulation promulgated thereunder.
                 4. The Corporation will issue instructions to its transfer agent, Fifth Third Bank, not to honor request for transfer of Common Shares issued subject to the Option, whether or not evidenced by originally or subsequently issued certificates, unless the conditions set forth in the preceding legend have been satisfied.

            EXECUTED the 1st day of May, 1998.


            By/s/James E. Essany
            James E. Essany